Exhibit 99.1

News Release

For Immediate Release

August 1, 2011

Media Contact:	Investor Contact:
Rosemary Plorin	Chris A. Walker, Chief Financial Officer
rosemary@lovell.com	chris.walker@lifecare-hospitals.com
615.297.7766	469.241.2116

LifeCare Holdings, Inc. Completes Acquisition of HealthSouth LTAC Hospitals

PLANO, TEXAS – LifeCare Holdings, Inc. has completed its transaction to acquire the long term acute care hospitals (LTACHs) of HealthSouth Corporation (NYSE:HLS). With this transaction, LifeCare now operates 27 LTACHs in 10 states, totaling 1,392 licensed beds.

The new hospital facilities are located in Sarasota, FL; Las Vegas, NV; Mechanicsburg and Monroeville, PA.; and Ruston, LA, with remote locations in the neighboring communities of Farmerville and Homer. LifeCare has historically operated hospitals in four of the five states in which the HealthSouth hospitals are located, providing opportunities to increase market share and strengthen referral and payor relationships.

“With the completion of this transaction, we have not only expanded our network of facilities but have also enhanced our workforce of highly trained, compassionate caregivers,” said LifeCare Chairman and Chief Executive Officer Phillip B. Douglas. “We look forward to the opportunity to share best practices with these hospitals and to integrate them into our efforts to consistently improve outcomes for patients in need of the intensive level of care provided in an LTACH environment.”

Total consideration to HealthSouth was $117.5 million, which included the value of working capital not acquired by LifeCare. The transaction was financed by additional drawings under LifeCare’s senior secured credit facility and by proceeds generated from the sale of the real estate assets associated with four of the acquired hospitals. The transaction is expected to be immediately deleveraging to LifeCare Holdings’ balance sheet on a pro forma basis.

Founded in 1992 to provide a better chance at recovery for patients with severe injuries or acute illnesses, LifeCare is a leader in the delivery of long term acute hospital services. Douglas serves as board president of the Acute Long Term Hospital Association (ALTHA), and LifeCare National Medical Director T. Brian Callister, M.D., is the immediate past chairman of the ALTHA Clinical Policy Committee. Along with ALTHA and the American Hospital Association, LifeCare has been actively involved in championing efforts to establish patient and facility LTACH certification criteria to better define the appropriate role of LTACHs in the post-acute continuum.

About LifeCare Holdings, Inc.

LifeCare, based in Plano, Texas, operates 27 long term acute care hospitals located in 10 states. Long-term acute care hospitals specialize in the treatment of medically complex patients who typically require extended hospitalization. For more information on LifeCare, visit our website at www.lifecare-hospitals.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other items, the proposed acquisition of long term acute care hospitals from HealthSouth Corporation, the proposed financing for such acquisition as well operational and regulatory matters. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the likelihood and timing of the closing of this sale transaction, LifeCare’s business strategy, its financial plans, its future financial performance, or its projected business results, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks relating to our ability to complete the proposed acquisition, regulatory delay in closing the proposed acquisition, termination fees that we could become obligated to pay under the terms of the definitive agreement in the event that we are unable to complete the acquisition on the terms contemplated by such agreement, operating in a regulated environment, implementing our business plan, maintaining relationships with physicians in our markets, availability of sufficient nurses and therapists, competition, retaining key management, ability to service our debt requirements, litigation matters and availability of insurance, and such other factors that may be identified from time to time in LifeCare’s SEC filings and other public announcements, including in our Form 10-K as filed on March 30, 2011, which can be viewed on the SEC’s website. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. As a result, you should not place undue reliance on forward-looking statements, which reflect management’s views only as the date hereof. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements whether as a result of new information, future events or otherwise.

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